                                                                     EXHIBIT 3.1


                                                    [RESTATED ELECTRONICALLY FOR
                                                       SEC FILING PURPOSES ONLY]


                                     AMENDED

                                     CHARTER

                                       OF

                        CUMBERLAND BANCORP, INCORPORATED

         The undersigned natural person, having capacity to contract and acting as incorporator of a corporation under the Tennessee General Corporation Act, adopts the following charter for such corporation:

         1. The name of the corporation is Cumberland Bancorp, Incorporated.

         2. The duration of the corporation is perpetual.

         3. The address of the principal office of the corporation in the State of Tennessee shall be 1000 Main Street, P.O. Box 410, Carthage, TN 37030.

         4. The corporation is for profit.

         5. The purposes for which the corporation is organized are:

         (a) To invest in and hold stock in one or more savings and loan associations or other financial institutions and to act as a holding company for savings and loan associations and/or other financial institutions, and in connection therewith and/or in aid thereof:

                  (i) To organize or promote or facilitate the organization of any corporation, association, partnership, syndicate, joint venture, or other entity under the laws of Tennessee, the United States of America, or any other state, district, country, nation or government, for the purpose of transacting, promoting, or carrying on any lawful business or purpose;

                  (ii) To acquire by purchase, lease, or otherwise, and to own, hold, operate, develop, lease, mortgage, pledge, sell, transfer or otherwise invest and trade or deal in any manner permitted by law, real estate and personal property of every kind and description, or any interest therein.

         (b) In general, to carry on any business and to have and exercise all of the powers conferred by the laws of the State of Tennessee upon corporations formed thereunder; to do any and all of the acts and things herein set forth to the same extent as natural persons could do, in any part of the world, as principal, factor, agent, contractor, trustee, or otherwise, either alone or in syndicates or otherwise in conjunction with any person, entity, syndicate, partnership, association or corporation or any governmental, municipal, or public authority, domestic or foreign; to establish and maintain offices and agencies, and to exercise all of its corporate powers and rights throughout the world.

         (c) The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause unless herein otherwise expressly provided, shall be in no wise limited by reference to, or inference from, the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms, or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

         6. The maximum number of shares that the corporation is authorized to issue is 20,000,000 shares of common capital stock with a par value of One Dollar ($1.00) per share, which shares collectively shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution.

         7. The business and affairs of the corporation shall be managed by a Board of Directors:

         a.) The number of Directors and their terms shall be as specified in the Bylaws of the corporation.

         b.) Whenever the Board of Directors is required or permitted to take action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken signed by all of the Directors entitled to vote thereon, and any such action shall be as valid and effective as any resolution duly adopted at a regular or special meeting of the Directors.

         c.) There shall not be cumulative voting for directors.

         8. The shareholders of the corporation shall not be entitled to preemptive rights to purchase, subscribe for, or otherwise acquire any shares of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

         9. Whenever the shareholders of the corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken executed by holders of record of all of the then issued and outstanding capital stock of the corporation, and such action shall be as valid and effective as any action taken at a regular or special meeting of the shareholders.

         10. The corporation shall not commence business until the consideration of One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

         11. (a) To the fullest extent that the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Section 48-18-304 of the Tennessee Business Corporation Act, as the same exists or hereafter may be amended. If the Tennessee Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Tennessee Business Corporation Act. This Article 11 shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this Article 11 became effective, if such a limitation or elimination of liability of a director for such acts or omission is prohibited by the Tennessee Business Corporation Act as then in effect. Any repeal or modification of this
Article 11 by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

         (b) The corporation shall have the power to indemnify any director, officer, employee, agent of the corporation or any other person who is serving at the request of the corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise, (including, without limitation, any employee benefit plan) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee, or agent and may inure to the benefit of the heirs, executors, and administrators of such a person.

         (c) By action of its Board of Directors, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such amounts as the Board of

Directors deems appropriate, to protect any director, officer, employee or agent of the corporation or any other person who is serving at the request of the corporation in any such capacity with another corporation, partnership, joint venture, trust, or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such (including, without limitation, expenses, judgments, fines, and amounts paid in settlement) to the fullest extent permitted by the Tennessee Business Corporation Act as it exists on the date hereof or as it may hereafter be amended, and whether or not the corporation would have the power or would be required to indemnify such person under the terms of any agreement or by-law or the Tennessee Business Corporation Act. For the purposes of this paragraph (c), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.